Exhibit 99.1

1436 Lancaster Avenue, Suite 300

Berwyn, PA 19312

Ph: (610) 296-3400 Fax: (610) 296-7844

www.dfcglobalcorp.com

FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ANNOUNCES CASH TENDER OFFER FOR ANY AND ALL OF ITS

3.25% SENIOR CONVERTIBLE NOTES DUE 2017, 2.875% SENIOR CONVERTIBLE NOTES DUE 2027

AND 3.00% SENIOR CONVERTIBLE NOTES DUE 2028

BERWYN, PA (BusinessWire) May 15, 2014 – DFC Global Corp. (NASDAQ: DLLR) (the “Company”) today announced the commencement of a cash tender offer (for each series of notes, an “Offer” and, collectively, the “Offers”) for any and all of its outstanding 3.25% Senior Convertible Notes due 2017 (the “2017 Notes”), 2.875% Senior Convertible Notes due 2027 (the “2027 Notes”) and 3.00% Senior Convertible Notes due 2028 (the “2028 Notes,” and together with the 2017 Notes and the 2027 Notes, the “Notes”). There is currently $230,000,000.00 aggregate principal amount of the 2017 Notes outstanding, $36,195,000.00 aggregate principal amount of the 2027 Notes outstanding and $120,000,000.00 aggregate principal amount of the 2028 Notes outstanding. The Offers will expire on June 13, 2014 at 11:00 a.m., New York City time, unless extended by the Company (as such time and date may be extended, the “Expiration Time”) in its sole discretion.

The Offers are being made pursuant to an Offer to Purchase and a related Letter of Transmittal, each dated May 15, 2014, which set forth a more detailed description of the terms and conditions of the Offers.

Holders who validly tender and do not withdraw their Notes before the Expiration Time will be eligible to receive the applicable purchase price set forth for each such series on the cover table of the Offer to Purchase. The following table sets forth the purchase price for the Offers, which are more fully described in the Offer to Purchase and Letter of Transmittal:

CUSIP Number	Issuer	Title of Security	Aggregate Principal Amount Outstanding	Purchase Prices Per $1,000 Principal Amount of Notes(1)
23324T AB3	DFC Global Corp.	3.25% Senior Convertible Notes due 2017	$230,000,000.00	$1,003.30
256664 AB9 256664 AA1	DFC Global Corp. (f/k/a Dollar Financial Corp.)	2.875% Senior Convertible Notes due 2027	$36,195,000.00	$1,002.98
256664 AC7	DFC Global Corp. (f/k/a Dollar Financial Corp.)	3.00% Senior Convertible Notes due 2028	$120,000,000.00	$1,003.08

(1)	Plus accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (as defined in the Offer to Purchase) for the Notes purchased pursuant to the Offers.

Payment for the Notes accepted for purchase in any Offer is expected to occur promptly following the Expiration Time.

If a holder desires to tender Notes pursuant to the Offers, such holder may do so through The Depository Trust Company’s Automated Tender Offer Program (“ATOP”), or by following the instructions that appear in the Offer to Purchase and in the Letter of Transmittal. A holder tendering through ATOP does not need to complete the Letter of Transmittal. Validly tendered Notes may be validly withdrawn, in writing, at any time prior to the Expiration Time. Any extension, amendment or termination of the Offers will be followed as promptly as practicable by a public announcement thereof.

The complete terms and conditions of the Offers are set forth in the Offer to Purchase and Letter of Transmittal and the other related Offer materials. Holders of the Notes should read the Offer to Purchase and Letter of Transmittal and the other related Offer materials because they contain important information.

The Offers are subject to the satisfaction or waiver of a number of conditions on or prior to the Expiration Time, including consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of April 1, 2014, among LSF8 Sterling Merger Parent, LLC, a Delaware limited liability company (“Parent”), LSF8 Sterling Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (as successor in interest to LSF8 Sterling Merger Company, LLC, “Purchaser,” and together with Parent, the “Purchaser Parties”), and the Company (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company is making the Offers in connection with the Merger to acquire all of the outstanding Notes validly tendered and not validly withdrawn in order to retire the associated debt.

The Offers are not conditioned on any minimum amount of any Notes being tendered, nor are the Offers subject to a financing condition. Furthermore, subject to applicable law, the Company may, in its sole discretion, waive any and all conditions applicable to the Offers or extend, terminate or otherwise amend the Offers. If the Company terminates any Offer without purchasing any Notes tendered pursuant to such Offer, the Company will promptly return the Notes tendered pursuant to such Offer to the tendering holders or the designees they properly specify in their Letters of Transmittal.

The sole dealer manager for the Offers is Jefferies LLC. Questions regarding the Offers may be directed to Jefferies LLC whose address and telephone numbers are as follows:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Telephone: (877) 547-6340

Global Bondholder Services Corporation is acting as the tender and information agent in connection with the Offers. Any questions regarding procedures for tendering the Notes or requests for additional copies of the Offer to Purchase and any related documents, which are available for free and which describe the Offers in greater detail, should be directed to Global Bondholder Services Corporation whose address and telephone numbers are as follows:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attention: Corporate Actions

Facsimile (Eligible Institutions only): 212-430-3775/3779

To confirm receipt of facsimile by telephone: -212-430-3774

Banks and Brokers, Call Collect: 1-212-430-3774

All Others Call Toll Free: 1-866-470-4300

None of the Company, the Purchaser Parties or any of their respective board of directors (or any committee thereof), the dealer manager, the depositary and information agent, the trustee for the Notes or any of their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in any of the Offers.

This press release is for informational purposes only and is not an offer to sell or purchase, the solicitation of an offer to sell or purchase or the solicitation of consents with respect to any securities discussed herein. The Offers are only being made pursuant to the terms of the Offer to Purchase and Letter of Transmittal and the other related Offer materials, which are incorporated herein by reference.

An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offers was filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2014. Holders of the Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offers because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials will be available free of charge at the website of the SEC at www.sec.gov. In addition, the Company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Notes. The Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. The Offers are not being made to any holder of Notes in Jersey and no person shall circulate in Jersey the Offer to Purchase or the related Letter of Transmittal.

******

DFC Global Corp. (NASDAQ: DLLR) is a leading international non-bank provider of alternative financial services, principally unsecured short term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers. DFC Global Corp. serves its customers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	ICR Investor Relations: Garrett Edson, 484-320-5800 or Media: Phil Denning, 203-682-8200